March 5, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	Power of Attorney for Forms 4 and 5
	Issuer: I-Flow Corporation (IFLO)


I hereby authorize and designate James R. Talevich, Chief Financial Officer of I-Flow Corporation to sign and file Form 4 "Statement of Changes in Beneficial Ownership of Securities," and Form 5 "Annual Statement of Changes in Beneficial Ownership," as appropriate, on my behalf. This authorization continues until further notice.


Sincerely,

/s/ Jack H. Halperin

Jack H. Halperin